EXHIBIT 4.3

EXHIBIT A

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS (i) SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND (ii) AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED TO THE COMPANY.

INVO BIOSCIENCE, INC.

CONVERTIBLE PROMISSORY NOTE

January __, 2018

$______,000	Medford, MA

FOR VALUE RECEIVED, INVO Bioscience, Inc., a Nevada corporation (“Company”), promises to pay to ________________________________ (the “Investor” or the “Holder”), or its registered assigns, the principal sum of ____________________ Dollars ($_00,000), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note (“Original Issue Date”) on the unpaid principal balance at a rate equal to five percent (5%) per annum, computed on the basis of the actual number of days elapsed. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) January 30, 2021 (the “Maturity Date”) or (ii) when such amounts are declared due and payable by the Investor or made automatically due and payable, in each case upon or after the occurrence of an Event of Default (as defined below). This Note is issued pursuant to the Convertible Note Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Purchase Agreement”) between Company and the Investor (as defined in the Purchase Agreement) and may be one of several convertible promissory notes issued on or about the date hereof (the “Notes”).

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor hereof, by the acceptance of this Note, agrees:

1.     Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)     “Company” includes the corporation initially executing this Note and any Person that shall succeed to or assume the obligations of the Company under this Note.

(b)     “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall, at the time, be the registered holder of this Note.

(c)     “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2.     Interest. Accrued interest on this Note shall be payable at such time as the outstanding principal amount hereof shall be paid in full.

3.     Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)     Failure to Pay. The Company shall fail in any material respect to pay any principal payment, any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within 15 days of the Company’s receipt of the Investor’s written notice to the Company of such failure to pay; or

(b)     Breaches of Covenants. The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those covenants specified in Section 3(a) hereof) and such failure shall continue for 30 days after the Company’s receipt of the Investor’s written notice to the Company thereof; or

(c)     Representations and Warranties. Any representation or warranty made by the Company to the Investor in this Note shall be untrue in any material respect when made; or

(d)     Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)     Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

4.     Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(d) and 3(e) hereof) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to the Company, declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(d) and 3(e) hereof, immediately and without notice, all outstanding obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5.     Conversion.

(a)     Automatic Conversion upon Equity Financing. Upon the closing (or first in a series of closings) of the next equity financing in which Company sells shares of its equity securities (the “Equity Securities”) for an aggregate consideration of at least $2,000,000, the principal and accrued interest due on this Note shall automatically be converted into the Equity Securities to be sold in the Next Equity Financing as set forth in Section 5(d) below. The conversion shall be deemed to have occurred as of the date of such closing or the date of the first closing in a series of closings. The automatic conversion provided in this Section 5(a) shall be self-executing. However, at the Company’s option, the Investor may be required to execute the definitive stock purchase or subscription agreement and such other agreements prepared in connection with the Next Equity Financing. The outstanding principal and unpaid accrued interest on this Note shall be automatically converted into Equity Securities at a price equal to 80% of the price paid per share (or per unit, if the Next Equity Financing is an offering of capital stock and warrants) by the investors in the Next Equity Financing or $0.15 (subject to adjustment), whichever is lower, (the “Conversion Price”). The number of Equity Securities (including both capital stock and warrants, if the Next Equity Financing is an offering of capital stock and warrants) to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on this Note on the date of conversion by the Conversion Price (the “Conversion Shares”). At least three days prior to the closing of the Next Equity Financing, the Company shall deliver notice to the Holder of the Note at the address last shown on the records of the Company for such Holder or given by the Holder to the Company for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of the Holder is located), notifying the Holder of the conversion to be effected and the terms under which the Equity Securities of the Company will be sold in such financing. If the Next Equity Financing triggers the automatic conversion provision of this Section 5(a) in a closing subsequent to the initial closing of such Equity Financing, the notice shall also state the effective date of the automatic conversion, which shall be the date of the initial closing of the Next Equity Financing. The issuance of the Conversion Shares pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing, including any minimum shareholding requirements for the exercise of certain stockholder rights, if applicable. For the avoidance of confusion, this Section 5(a) provides that in the event of an equity offering of at least $2,000,000, the Investor shall participate in such future financing by automatically converting all outstanding principal and accrued and unpaid interest on this Note into the securities to be sold in the offering, but at discounted purchase price equal to the lower of 80% of the offering price or $0.15 (subject to adjustment).

(b)     Voluntary Conversion. At any time after the original issue date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Investor, at any time and from time to time at the conversion rate of $0.15, subject to adjustment for stock splits, reverse splits and other similar recapitalization events (the “Voluntary Conversion Price”). The Investor shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and the amount of accrued interest to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Investor shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted, in which case the Investor shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares of Common Stock issuable upon conversion. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The

Assignee, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(c)     Automatic Conversion upon Corporate Transaction. Upon the closing of a sale of all or substantially all of the Company’s assets or a merger or consolidation of the Company in which the Company’s current stockholders will hold, in the aggregate, less than 50% of the voting power of the combined entity (a “Corporate Transaction”), the principal and accrued interest due on this Note shall automatically be converted into shares of the Company’s Common Stock at a price per share equivalent to the valuation as determined by the Corporate Transaction, to be paid in the same form of consideration received by other holders of the Company’s Common Stock in the transaction, as set forth in Section 5(d) below. The conversion shall be deemed to have occurred as of the date of such closing.

(d)     Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the Investor a certificate or certificates representing the number of fully paid and nonassessable shares of the Preferred Stock or Common Stock (as applicable) to which Holder shall be entitled upon such conversion. No fractional shares will be issued upon conversion of this Note. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such conversion, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(e)     Termination of Rights. All rights with respect to this Note shall terminate upon conversion hereof in accordance with this Section 5, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note.

6.     Stock Purchase or Subscription Agreement. Investor understands and agrees that the conversion of this Note into Company’s equity securities may require the Company’s execution of certain agreements in the form agreed to by investors relating to the purchase and sale of such securities as well as registration, cosale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

7.     Successors and Assigns. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.     Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

9.     Transfer of this Note or Securities Issuable Upon Conversion Hereof.  With respect to any contemplated offer, sale or other disposition of this Note, the Investor will first give written notice to the Company prior thereto, describing fully the manner thereof, together with a written opinion of the Investor’s counsel to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Investor that the Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Act”), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. If a determination has been made pursuant to this Section 9 that the opinion of counsel for the

Investor is not reasonably satisfactory to the Company, then the Company shall so notify the Investor promptly after such determination has been made. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.     Notices. All notices, waivers and other communications required or permitted under this Note shall be in writing and shall be delivered in person, via facsimile machine, via email, sent by nationally recognized overnight delivery service, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the Holder or the Company at the address, facsimile number or email address set forth on the signature page of this Note. All such notices, waivers and other written communications shall be effective (and considered delivered and received for the purposes of this Note) (i) if physically delivered, upon documented receipt, (ii) if by facsimile machine during normal business hours upon transmission with confirmation of receipt by the receiving party’s facsimile terminal and if not sent during normal business hours, then on the next day, (iii) if by email during normal business hours, upon transmission with confirmation of receipt, and if not sent during normal business hours, then on the next day; (iv) if sent by documented overnight delivery service, on the date following the date on which such notice is delivered to such overnight delivery service for mailing, or (v) if mailed via first-class regular mail, three days after depositing in the U.S. Mail. Contact information for purposes of notice may be changed from time to time by either party by providing updated information to the other party.

11.     No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholder for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest accruing to stockholders shall be payable or accrued in respect of this Note or the interest represented hereby or the equity securities obtainable hereunder until, and only to the extent that, this Note shall have been converted.

12.     Payment; Prepayment.

(a)     Payment shall be made in lawful tender of the United States.

(b)     The Company shall have the right to prepay at any time, without penalty, in whole or in part, the unpaid principal and interest due on this Note.

13.     Governing Law; Venue. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of Clark County, Nevada. The parties agree to submit to the exclusive jurisdiction and venue of those courts.

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IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

INVO BIOSCIENCE, INC.

a Nevada corporation

By:

           Kathleen Karloff

           Chief Executive Officer

Email: kkarloff@invobio.com

407 Rear Mystic Avenue, Suite 34C

Medford, MA 02155

Facsimile: (978) 878-9505

Acknowledged and Agreed:

HOLDER:

_____________________________

By:

Signature

Name:

Its:

Title

Email:

Address:_________________

Telephone Number:_________________

Facsimile: ()

Tax ID: ___________________

ANNEX A

NOTICE OF CONVERSION

The undersigned, the holder of that certain Convertible Promissory Note dated ______ , 2018 (the “Note”) in the principal amount of $________, hereby elects to convert $______ in principal and $_____ in accrued and unpaid interest into shares of restricted Common Stock of INVO Bioscience, Inc. at the Voluntary Conversion Price set forth in the Note ($0.15 as of the Original Issuance Date), and requests that the certificate for such shares be issued in the name of, and delivered to:

Dated:

______________________________

(Investor)

By:

Its:

Agreed to and Accepted this

___ day of __________, 20__

INVO BIOSCIENCE, INC.

By:

Its: